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                                  EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 6, 1993, which appears on page 39 of the 1993 Annual Report to Stockholders of Recognition International Inc., which is incorporated by reference in Recognition International Inc.'s Annual Report on Form 10-K for the year ended October 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-1 of such Annual Report on Form 10-K.





/s/ PRICE WATERHOUSE
PRICE WATERHOUSE

Dallas, Texas
April 28, 1994